EXHIBIT 99.2

POWER OF ATTORNEY EXECUTED BY REPORTING PERSONS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitute and appoint Ronald M. Clark and William W. Kilgroe, and each of them, the true and lawful attorneys-in-fact and agents to:

1)
execute, for and on behalf of the undersigned, any one or more Forms 3, 4, and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2)	execute, for and on behalf of the undersigned, any one or more Form 144, and any amendments thereto, in accordance with Rule 144 of the Securities Act of 1933, as amended;
3)
execute, for and on behalf of the undersigned, any filings pursuant to Section 13 of the Exchange Act, including Schedules 13D, 13F, 13G and 13H (“Section 13 Filings”), and any amendments thereto, in accordance with Section 13 of the Exchange Act, and the rules thereunder; and

4)
do and perform any and all acts, for and on behalf of the undersigned, that may be necessary or desirable to complete the execution of any such Forms 3, 4, 5, or 144 and the Section 13 Filings, and any amendments to any of the foregoing, and the timely filing of such forms and schedules with the United States Securities and Exchange Commission and any other authority; and

5)
take any additional action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of January 5, 2022.

THE STEPHENS GROUP, LLC		SC-1890, LLC
		By:	The Stephens Group, LLC
Its Manager

By:	/s/ Ronald M. Clark	By:	/s/ Ronald M. Clark
Name	Ronald M. Clark	Name	Ronald M. Clark
Title	Chief Operating Officer	Title	Chief Operating Officer

SG-DISCO, LLC		ELIZABETH S. CAMPBELL TRUST A
By:	The Stephens Group, LLC
Its Manager

By:	/s/ Ronald M. Clark	By:	/s/ Ronald M. Clark
Name	Ronald M. Clark	Name	Ronald M. Clark
Title	Chief Operating Officer	Title	Trustee

SNOW LAKE HOLDINGS, INC.		ARDEN JEWELL STEPHENS 2012 TRUST

By:	/s/ Robert L. Schulte	By:	/s/ Robert L. Schulte
Name	Robert L. Schulte	Name	Robert L. Schulte
Title	Director	Title	Trustee

ARDEN JEWELL STEPHENS TRUST DTD 10/20/99		W.R. STEPHENS III 2012 TRUST

By:	/s/ Robert L. Schulte	By:	/s/ Robert L. Schulte
Name	Robert L. Schulte	Name	Robert L. Schulte
Title	Trustee	Title	Trustee

W.R. STEPHENS III TRUST DTD 7/2/01		CRAIG DOBBS CAMPBELL, JR. 2012 TRUST

By:	/s/ Robert L. Schulte	By:	/s/ Robert L. Schulte
Name	Robert L. Schulte	Name	Robert L. Schulte
Title	Trustee	Title	Trustee

ELIZABETH CHISUM-CAMPBELL 2012 TRUST		SUSAN STEPHENS CAMPBELL 2012 TRUST

By:	/s/ Robert L. Schulte	By:	/s/ Robert L. Schulte
Name	Robert L. Schulte	Name	Robert L. Schulte
Title	Trustee	Title	Trustee

/s/ W.R. Stephens, Jr.	/s/ Elizabeth Stephens Campbell
W.R. STEPHENS, JR.	ELIZABETH STEPHENS CAMPBELL

/s/ Carol M. Stephens
CAROL M. STEPHENS